Exhibit 99.1

VASCO Reports Results for First Quarter 2015

Revenue from continuing operations for the first quarter of 2015 was $65.1 million, an increase of 68% compared to the first quarter 2014; Operating income from continuing operations for the first quarter of 2015 was $16.1 million, an increase of 313% compared to the first quarter 2014. Financial results for the period ended March 31, 2015 and guidance for full-year 2015 to be discussed on conference call today at 8:30 a.m. E.D.T.

OAKBROOK TERRACE, IL, and ZURICH, Switzerland, April 28, 2015 - VASCO Data Security International, Inc. (NASDAQ: VDSI), today reported financial results for the first quarter ended March 31, 2015.

Revenue from continuing operations for the first quarter of 2015 increased 68% to $65.1 million from $38.8 million in the first quarter of 2014. Net income from continuing operations for the first quarter of 2015 was $13.7 million, or $0.34 per fully diluted share, an increase of $10.1 million, or 287%, from $3.5 million, or $0.09 per fully diluted share, for the first quarter of 2014.

Net income, which includes the impact of our discontinued operations, for the first quarter of 2015 was $13.6 million, or $0.34 per diluted share. Net income for the first quarter of 2014 was $3.5 million, or $0.09 per diluted share.

Financial Highlights:

•	Gross profit from continuing operations was $37.7 million, or 58% of revenue for the first quarter of 2015. Gross profit was $25.8 million, or 66%, of revenue for the first quarter of 2014.

•	Operating expenses from continuing operations for the first quarter 2015 were $21.6 million, a decrease of 1% from $21.9 million reported for the first quarter 2014. Operating expenses for the first quarter of 2015 included $1.2 million of long-term incentive compensation expenses and $1.1 million of amortization expense related to purchased intangible assets. Operating expenses for the first quarter of 2014 included $0.6 million of long-term incentive compensation expenses and $1.1 million of amortization expense related to purchased intangible assets.

•	Operating income from continuing operations for the first quarter 2015 was $16.1 million, an increase of $12.2 million, or 313%, from $3.9 million reported for the first quarter of 2014. Operating income as a percentage of revenue in the first quarter 2015 was 25% compared to 10% in the first quarter of 2014.

•	Earnings before interest, taxes, depreciation and amortization from continuing operations were $17.3 million for the first quarter 2015, an increase of 193% from $5.9 million reported for the first quarter of 2014.

•	Net cash balances, which are defined as cash, cash equivalents and short-term investments less bank borrowings, at March 31, 2015 totaled $149.1 million compared to $137.4 million at December 31, 2014. There were no bank borrowings at either March 31, 2015 or December 31, 2014.

Operational and Other Highlights:

•	Mizuho Bank, Ltd. introduced VASCO’s DIGIPASS 275 Authenticator with electronic transaction signing to secure their online retail banking services.

•	The Singapore Government provided SingPass users with the option to secure their e-government transactions using a two-factor authenticator developed by VASCO.

•	The Belgian Government, via Fedict, its Federal Public Service for Information and Communication Technology, has certified VASCO as a Trusted Authentication Provider for Belgian citizens accessing eGov applications.

Guidance for full-year 2015:

VASCO is increasing its guidance for revenue and operating income as a percentage of revenue for the full-year 2015 as follows:

•	Revenue is expected to be in the range of $230 million to $240 million, compared to $220 million to $230 million communicated previously, and

•	Operating income as a percentage of revenue, excluding the amortization of purchased intangible assets, is projected to be in the range of 19% to 22%, compared to 17% to 20% communicated previously.

“We are pleased with the results of the first quarter,” stated T. Kendall Hunt, Chairman & CEO. “Revenue reported for the first quarter of 2015 was the highest of any quarter in our history and reflected both the delivery of a significant amount of card readers using our new Cronto technology to Rabobank, which was part of our record backlog at the beginning of the year, and a significant increase in revenues from other customers in the quarter. Revenues related to our delivery of all products sold to Rabobank globally exceeded 30% of the first quarter’s revenue while the combined revenues from all other customers in the first quarter of 2015 increased more than 15% over the first quarter of 2014. We are also increasing our guidance for the full-year 2015 revenue based on the strength of our first quarter results and strong pipeline of potential new orders for both our traditional and new products. We expect that our mobile solutions, DIGIPASS for Apps and DIGIPASS for Mobile, and solutions based on our Cronto technology will continue to make important contributions to our revenues in 2015 and beyond. As noted previously, and as evident from our current guidance, we expect that comparisons of 2015 results to the prior year will be stronger in the first half of this year than in the second half.”

“The results for the first quarter reflected an 83% increase in revenues from the Banking market and a 5% increase in revenues from the Enterprise and Application Security market,” said Jan Valcke, VASCO’s President and COO. “The increase in revenues from the Banking market reflected a significant increase in hardware products sold, especially card readers. The increase in revenues from the Enterprise and Application Security market primarily reflected our growing base of maintenance revenues. The results for the quarter also continued to demonstrate the leverage we have in our operating model. While our gross margins declined as a percentage of revenue, our operating income as a percentage of revenue increased significantly.”

Cliff Bown, Executive Vice President and CFO added, “The strengthening of the U.S. Dollar to most foreign currencies, but especially to the Euro, in the first quarter of 2015 compared to the first quarter of 2014, reduced both our revenues and our operating expenses. We estimate that our revenues and operating expenses were $2.7 million and $2.1 million dollars lower, respectively, in the first quarter of 2015 than they would have been had the exchange rates in 2015 been the same as in 2014. While the majority of our business is outside of the U.S., we estimate that approximately 75% of our revenue and 29% of expenses were denominated in U.S. Dollars in the first quarter of 2015.”

Conference Call Details

In conjunction with this announcement, VASCO Data Security International, Inc. will host a conference call today, April 28, 2015, at 8:30 a.m. EDT - 14:30h CET. During the conference call, Mr. Ken Hunt, CEO, Mr. Jan Valcke, President and COO, and Mr. Cliff Bown, CFO, will discuss VASCO’s results for the first quarter 2015.

To participate in this conference call, please dial one of the following numbers:

USA/Canada: +1 800-750-5861

International: +1 212-231-2914

And mention VASCO to be connected to the conference call.

The Conference Call is also available in listen-only mode on www.vasco.com/investors. Please log on 15 minutes before the start of the Conference Call in order to download and install any necessary software. The recorded version of the Conference Call will be available on the VASCO website 24 hours a day for at least 60 days.

VASCO Data Security International, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three months ended March 31,
	2015	2014

Revenue	$65,135	$38,823
Cost of goods sold	27,461	13,027

Gross profit	37,674	25,796

Operating costs:
Sales and marketing	9,793	10,371
Research and development	4,549	5,141
General and administrative	6,119	5,273
Amortization of purchased intangible assets	1,136	1,120

Total operating costs	21,597	21,905

Operating income	16,077	3,891

Interest income, net	80	24
Other income (loss), net	(277)	438

Income from continuing operations before income taxes	15,880	4,353
Provision for income taxes	2,223	827

Net income from continuing operations	$13,657	$3,526
Income (loss) from discontinued operations	(23)	(16)

Net income	$13,634	$3,510

Basic net income (loss) per share
Continuing operations	$0.34	$0.09
Discontinued operations	(0.00)	(0.00)

Total net income per share	$0.34	$0.09

Diluted income (loss) per share
Continuing operations	$0.34	$0.09
Discontinued operations	(0.00)	(0.00)

Total net income per share	$0.34	$0.09

Weighted average shares outstanding:
Basic	39,527	39,272

Diluted	39,660	39,389

VASCO Data Security International, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	March 31, 2015	December 31, 2014
	(unaudited)
ASSETS
Current assets
Cash and short-term investments	$149,086	$137,381
Accounts receivable, net of allowance for doubtful accounts	31,029	29,994
Inventories	32,697	33,875
Prepaid expenses	2,795	2,312
Foreign sales tax receivable	231	598
Deferred income taxes	143	906
Other current assets	1,384	1,160

Total current assets	217,365	206,226

Property and equipment, net	2,686	2,825
Goodwill, net of accumulated amortization	20,454	22,208
Intangible assets, net of accumulated amortization	11,692	12,819
Other assets, net of accumulated amortization	6,815	7,260

Total assets	$259,012	$251,338

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$9,952	$10,680
Deferred revenue	18,206	17,830
Accrued wages and payroll taxes	7,026	8,458
Income taxes payable	2,088	1,899
Liabilities of discontinued operations	134	111
Other accrued expenses	5,099	6,219

Total current liabilities	42,505	45,197

Deferred tax liability	126	213
Other long-term liabilities	49	55

Total liabilities	42,680	45,465

Stockholders’ equity
Common stock	40	40
Additional paid-in capital	82,819	82,450
Accumulated income	139,519	125,885
Accumulated other comprehensive income	(6,046)	(2,502)

Total stockholders’ equity	216,332	205,873

Total liabilities and stockholders’ equity	$259,012	$251,338

Non- GAAP Financial Measures

The Company reports its financial results in accordance with GAAP, but Company management also evaluates its performance using EBITDA, Adjusted Net Income and Adjusted Diluted EPS. The Company’s management believes that these measures provide useful supplemental information regarding the performance of our business and facilitates comparisons to our historical operating results.

These non-GAAP measures are not measures of performance under GAAP and should not be considered as alternatives or substitutes for the most directly comparable financial measures calculated in accordance with GAAP. While we believe that these non-GAAP measures are useful within the context described below, they are in fact incomplete and are not a measure that should be used to evaluate our full performance or our prospects. Such an evaluation needs to consider all of the complexities associated with our business including, but not limited to, how past actions are affecting current results and how they may affect future results, how we have chosen to finance the business, and how taxes affect the final amounts that are or will be available to shareholders as a return on their investment.

EBITDA

We define EBITDA as net income from continuing operations before interest, taxes, depreciation and amortization. We use EBITDA as a simplified measure of performance for use in communicating our performance to investors and analysts and for comparisons to other companies within our industry. As a performance measure, we believe that EBITDA presents a view of our operating results that is most closely related to serving our customers. By excluding interest, taxes, depreciation and amortization we are able to evaluate performance without considering decisions that, in most cases, are not directly related to meeting our customers’ requirements and were either made in prior periods (e.g., depreciation and amortization), or deal with the structure or financing of the business (e.g., interest) or reflect the application of regulations that are outside of the control of our management team (e.g., taxes). Similarly, we find that the comparison of our results to those of our competitors is facilitated when we do not need to consider the impact of those items on our competitors’ results.

Reconciliation of Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) from continuing operations to net income from continuing operations (in thousands):

	Three months ended March 31,
	2015	2014
	(in thousands, unaudited)

EBITDA from continuing operations	$17,269	$5,895

Interest income, net	80	24
Provision for income taxes	(2,223)	(827)
Depreciation and amortization	(1,469)	(1,566)

Net income from continuing operations	$13,657	$3,526

Adjusted Net Income & Adjusted Diluted EPS

We define Adjusted Net Income and Adjusted Diluted EPS, as net income or EPS from continuing operations before the consideration of long-term incentive compensation expenses and the amortization of purchased intangible assets. We use these measures to assess the impact of our performance excluding items that though they are recurring, can significantly impact the comparison of our results between periods and the comparison to competitors.

Long-term incentive compensation for management and others is directly tied to performance and this measure allows management to see the relationship of the cost of incentives to the performance of the business operations directly if such incentives are based on that period’s performance. To the extent that such incentives are based on performance over a period of several years, there may be periods which have significant adjustments to the accruals in the period but which relate to a longer period of time, and which can make it difficult to assess the results of the business operations in the current period. In addition, the Company’s long-term incentives generally reflect the use of restricted stock grants or cash awards while other Companies may use different forms of incentives the cost of which is determined on a different basis, which makes a comparison difficult.

The Company also excludes amortization of purchased intangible assets because it believes that the amount of such expenses in any given period may not be correlated directly to the performance of the business operations and that such expenses can vary significantly between periods as a result of new acquisitions, the full amortization of previously acquired intangible assets or the write down of such assets due to an impairment event.

Reconciliation of Adjusted Net Income from Continuing Operations to Net Income from Continuing Operations

	Three months ended March 31,
	2015	2014
	(in thousands, unaudited)

Adjusted Net Income - continuing operations	$15,494	$4,936

Long-term Incentive Compensation Expense	(1,159)	(642)
Amortization of Purchased Intangible Assets	(1,137)	(1,120)
Tax impact of Adjustments*	459	352

Net income - continuing operations	$13,657	$3,526

Reconciliation of Adjusted Diluted EPS from Continuing Operations to Diluted EPS from Continuing Operations

	Three months ended March 31,
	2015	2014
	(in thousands, unaudited)

Adjusted Diluted EPS - continuing operations	$0.39	$0.13

Long-term Incentive Compensation Expense	(0.03)	(0.02)
Amortization of Purchased Intangible Assets	(0.03)	(0.03)
Tax impact of Adjustments*	0.01	0.01

Diluted EPS - continuing operations	$0.34	$0.09

*	=	The tax impact of adjustments is calculated at 20% of the adjustments in all periods

About VASCO:

VASCO is a world leader in providing two-factor authentication and digital signature solutions to financial institutions. More than half of the top 100 global banks rely on VASCO solutions to enhance security, protect mobile applications and meet regulatory requirements. VASCO also secures access to data and applications in the cloud, and provides tools for application developers to easily integrate security functions into their web-based and mobile applications. VASCO enables more than 10,000 customers in 100 countries to secure access, manage identities, verify transactions, and protect assets across financial, enterprise, E-commerce, government and healthcare markets. Learn more about VASCO at www.vasco.com and on Twitter, LinkedIn and Facebook.

Forward Looking Statements:

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. These forward-looking statements (1) are identified by use of terms and phrases such as “expect”, “believe”, “will”, “anticipate”, “emerging”, “intend”, “plan”, “could”, “may”, “estimate”, “should”, “objective”, “goal”, “possible”, “potential”, “project” and similar words and expressions, but such words and phrases are not the exclusive means of identifying them, and (2) are subject to risks and uncertainties and represent our present expectations or beliefs concerning future events. VASCO cautions that the forward-looking statements are qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements. These risks, uncertainties and other factors that have been described in our Annual Report on Form 10-K for the year ended December 31, 2014 and include, but are not limited to, (a) risks of general market conditions, including currency fluctuations and the uncertainties resulting from turmoil in world economic and financial markets, (b) risks inherent to the computer and network security industry, including rapidly changing technology, evolving industry standards, increasingly sophisticated hacking attempts, increasing numbers of patent infringement claims, changes in customer requirements, price competitive bidding, and changing government regulations, and (c) risks specific to VASCO, including, demand for our products and services, competition from more established firms and others, pressures on price levels and our historical dependence on relatively few products, certain suppliers and certain key customers. Thus, the results that we actually achieve may differ materially from any anticipated results included in, or implied by these statements. Except for our ongoing obligations to disclose material information as required by the U.S. federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

This document may contain trademarks of VASCO Data Security International, Inc. and its subsidiaries, including VASCO, the VASCO “V” design, DIGIPASS, VACMAN, aXsGUARD and IDENTIKEY.

For more information contact:

John Gunn

+1-847-370-1486

john.gunn@vasco.com